EXHIBIT 99.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 5 HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 5 HEREOF.

SENIOR NOTE

Issuance Date: September 19, 2008

Note No.: BRDG -001	$7,000,000

FOR VALUE RECEIVED, SOUTH TEXAS OIL COMPANY, a Nevada corporation (the “Company”), hereby promises to pay to Longview Marquis Master Fund, L.P., a British Virgin Islands limited partnership, or its registered assigns (the “Holder”), the principal amount of Seven Million and 00/100 United States Dollars ($7,000,000), when due, whether upon maturity, acceleration, redemption or otherwise, and to pay interest (“Interest”) on the unpaid principal balance hereof on each Interest Payment Date (as defined in the Appendix hereto) and upon maturity, or earlier upon acceleration or prepayment pursuant to the terms hereof, from (and including) the Issuance Date (as defined in the Appendix hereto) through and including the Maturity Date at the Applicable Interest Rate (as defined in the Appendix hereto). Interest on this Note is payable on each Interest Payment Date and upon maturity, if applicable, or if earlier, upon acceleration or redemption pursuant to the terms hereof, and such Interest shall accrue from and after the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed. Interest shall be payable in cash in accordance with the foregoing sentence and Section 7.

This Note is being issued in connection with the Securities Purchase Agreement (as defined in the Appendix hereto).

(1) Certain Defined Terms. Each capitalized term used and not otherwise defined in this Note shall have the meaning ascribed to such term in the Appendix hereto (or incorporated by reference therein), and the meaning of each such term is incorporated herein by this reference.

(2) Payments of Principal and Interest. All payments under this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice to the Company in accordance with the provisions of this Note. Interest shall be paid quarterly in arrears on each Interest Payment Date and on the Maturity Date. Any amount that is not paid when due shall bear interest at the Default Rate from the date such amount is initially due until the same is paid in full. Whenever any amount expressed to be due by the terms of this Note is due on any day that is not a Business Day, the same shall be due instead on the next succeeding Business Day and interest thereon shall be payable at the Applicable Interest Rate.

(3) Principal Payments.

(a) On the Maturity Date. Subject to Section 3(c) hereof, if any Principal remains outstanding on the Maturity Date, then the Holder shall surrender this Note, duly endorsed for cancellation to the Company, and such Principal shall be redeemed by the Company as of the Maturity Date by payment on the Maturity Date, respectively, to the Holder, by wire transfer of immediately available funds, of an amount equal to the result of (i) such Principal and the related Interest Amount less (ii) any of Principal and the Interest Amount with respect thereto converted into Option Shares pursuant to the Investor Share Option pursuant to Section 3(c), together with all other amounts payable under this Note or the Securities Purchase Agreement.

(b) Optional Early Redemption by the Company.

(i) General. At any time, and from time to time, after the Issuance Date, the Company shall have the right to redeem some or all of the Principal (a “Company Early Redemption”) by delivering to the Holder written notice (the “Company Early Redemption Notice”) at least five (5) Business Days prior to the date selected by the Company for such Company Early Redemption (the date so selected, the “Company Early Redemption Date”). Any Company Early Redemption shall be for an amount in cash equal to the sum of (such sum, the “Aggregate Early Redemption Amount”):

(A) the Principal then being redeemed and prepaid by the Company on the Company Early Redemption Date pursuant to this Section 3(b) (the “Early Redemption Principal Amount”); and

(B) the Interest Amount with respect to such Early Redemption Principal Amount as of the applicable prepayment date (the “Early Redemption Interest Amount” and together with any Early Redemption Principal Amount, the “Early Redemption Principal and Interest Amount”).

The Company Early Redemption Notice shall state:

(A) the Company Early Redemption Date;

(B) the Aggregate Early Redemption Amount; and

(C) that the Company is simultaneously redeeming the same percentage of the outstanding principal balance of each Other Bridge Note.

For purposes hereof, any Bridge Notes having the same Issuance Date shall be deemed to be the same “Series”). A Company Early Redemption Notice shall be irrevocable by the Company. The failure of the Company to pay the Aggregate Early Redemption Amount in full on the Company Early Redemption Date stated in such notice shall constitute an Event of Default. Any portion of the Aggregate Early Redemption Amount not paid on the Company Early Redemption Date shall bear interest at the Default Rate until paid in full.

(ii) Mechanics of Company Early Redemption. If the Company has delivered a Company Early Redemption Notice in accordance with Section 3(b)(i), then, on the Company Early Redemption Date, the Company shall pay the result of (A) the Aggregate Early Redemption Amount, less (B) any of Principal and the Interest Amount with respect thereto converted into Option Shares pursuant to the Investor Share Option pursuant to Section 3(c), in cash by wire transfer of immediately available funds to an account designated by the Holder. Notwithstanding anything contained herein to the contrary, (A) the Company shall not effect any Company Early Redemption unless it is simultaneously redeeming the same percentage of the outstanding principal balance of each Other Bridge Note of the same Series as this Note, and (B) no Company Early Redemption Notice shall contain any material non-public information regarding the Company or any of the Subsidiaries.

(c) Holder’s Conversion Right. This Note shall be converted into Shares on the terms and conditions set forth in this Section 3(c).

(i) Conversion at Option of the Holder. Subject to the provisions of Section 6, in connection with the payment of Principal (and the Interest Amount relating thereto) in connection with any Company Early Redemption or on the Maturity Date, the Holder shall be entitled to convert up to fifty percent (50%) of the Principal (and the Interest Amount relating thereto) to be paid on the Company Early Redemption Date or Maturity Date, as applicable, into fully paid and nonassessable shares of Common Stock in accordance with this Section 3(c) (the “Investor Share Option”), at the Conversion Price. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, then the Company shall round such fraction up or down to the nearest whole share (with 0.5 rounded up).

(ii) Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

(A) Holder’s Delivery Requirements. To convert an amount of Principal (and the Interest Amount relating thereto) (any such amount, the “Conversion Amount”), representing up to fifty percent (50%) of the Principal

(and the Interest Amount relating thereto) to be paid on any Company Early Redemption Date or Maturity Date, as applicable, into shares of Common Stock (such Company Early Redemption Date or Maturity Date, as applicable, the “Conversion Date”), the Holder shall transmit by facsimile (or otherwise deliver), for receipt on or prior to the date that is two (2) Business Day prior to the Conversion Date, a copy of an executed conversion notice in the form attached hereto as Exhibit I (the “Conversion Notice”).

(B) Company’s Response. Upon receipt or deemed receipt by the Company of a copy of a Conversion Notice, the Company (I) shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to the Holder and the Company’s designated transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on the Conversion Date (A) provided that the Transfer Agent is participating in the DTC’s Fast Automated Securities Transfer Program and provided that the Holder is eligible to receive shares of Common Stock through the DTC, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with the DTC through its Deposit Withdrawal Agent Commission system, or (B) if the foregoing shall not apply, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.

(C) Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price, the Company shall instruct the Transfer Agent to issue to the Holder the shares of Common Stock representing the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations to the Holder via facsimile within two (2) Business Days of receipt or deemed receipt of the Holder’s Conversion Notice or other date of determination. If the Holder and the Company are unable to agree upon the determination of the Conversion Price within one (1) Business Day of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall promptly (and in any event within two (2) Business Days) submit via facsimile the disputed determination of the Conversion Price to an independent, reputable investment banking firm agreed to by the Company and the holders of the Bridge Notes representing at least two-thirds (2/3) of the aggregate principal amounts of the Bridge Notes then outstanding as to which such determination is being made. The Company shall direct the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(D) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the legal and record holder or holders of such shares of Common Stock on the Conversion Date.

(E) Company’s Failure to Timely Convert.

(I) Cash Damages. If within three (3) Business Days after the Company’s receipt of the facsimile copy of a Conversion Notice or deemed receipt of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder for, or credit the Holder’s or its designee’s balance account with the DTC with, the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount, then in addition to all other available remedies that the Holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 10 thereof or at law or in equity), the Company shall pay additional damages to the Holder for each day after Conversion Date such conversion is not timely effected in an amount equal to 0.5% of the sum of the product of (I) the number of shares of Common Stock not issued to the Holder or its designee on the Conversion Date and to which the Holder is entitled and (II) the Weighted Average Price of the Common Stock on the Conversion Date (such product is referred to herein as the “Share Product Amount”); provided that in no event shall cash damages accrue pursuant to this Section 3(c)(ii)(E)(I)) with respect to the Share Product Amount during the period, if any, in which the Conversion Price is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 3(c)(ii)(C), provided that the shares of Common Stock are delivered to the Holder within one (1) Business Day of the resolution of such bona fide dispute. Alternatively, subject to Section 3(c)(ii)(C), at the election of the Holder made in the Holder’s sole discretion, the Company shall pay to the Holder, in lieu of the additional damages referred to in the preceding sentence (but in addition to all other available remedies that the Holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 10 thereof or at law or in equity)), 110% of the amount by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock purchased to make delivery in satisfaction of a sale by the Holder of the shares of Common Stock to which the Holder is entitled but has not received upon a conversion exceeds (B) the net proceeds received by the Holder from the sale of the shares of Common Stock to which the Holder is entitled but has not received upon such conversion. If the Company fails to pay the additional damages set forth in this Section 3(c)(ii)(E)(I) within five (5) Business Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice.

(II) Void Conversion Notice. If for any reason the Holder has not received all of the shares of Common Stock prior to the tenth (10th) Business Day after the Conversion Date with respect to a conversion of this Note, other than due to the limitation contained in Section 6 or to the pendency of a dispute being resolved in accordance with Section 3(c)(ii)(C) (a “Conversion Failure”), then the Holder, upon written notice to the Company (a “Void Conversion Notice”), may void its Conversion Notice with respect to any portion of this Note that has not been converted pursuant to the Holder’s Conversion Notice; in which case the Company shall immediately redeem all of the Principal with respect to which the Company has not delivered shares of Common Stock, at a price equal to the greater of (a) the Principal and Interest Amount thereon, with respect to which the Company has not delivered shares of Common Stock and (b) the product of (i) the quotient of (A) the Principal and Interest Amount thereon, with respect to which the Company has not delivered shares of Common Stock, divided by (B) the Conversion Price, multiplied by (ii) the Weighted Average Price of the Common Stock on the Conversion Date. The voiding of the Holder’s Conversion Notice shall not affect the Company’s obligations to make any payments that have accrued prior to the date of such notice pursuant to Section 3(c)(ii)(E)(I) or otherwise

(F) Pro Rata Conversion. In the event the Company receives a Conversion Notice from more than one holder of the Bridge Notes for the same Conversion Date and the Company can convert some, but not all, of such Bridge Notes, then the Company shall convert from each holder of the Bridge Notes electing to have Bridge Notes converted at such time a pro rata amount of such holder’s Bridge Note submitted for conversion based on the principal amount of the Bridge Note submitted for conversion on such date by such holder relative to the aggregate principal amount of the Bridge Notes submitted for conversion on such date.

(iii) Adjustments to Conversion Price. The Conversion Price will be subject to adjustment from time to time as provided in this Section 3(c)(iii).

(A) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(B) Adjustment of Conversion Price upon a Distribution of Assets. If the Company at any time on or after the Issuance Date shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), then, in each such case, the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (A)

the numerator shall be the Weighted Average Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the board of directors of the Company) applicable to one share of Common Stock, and (B) the denominator shall be the Weighted Average Price of the Common Stock on the trading day immediately preceding such record date.

(C) Other Events. If any event occurs of the type contemplated by the provisions of this Section 3(c)(iii) but not expressly provided for by such provisions, then the Company’s board of directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 3(c)(iii).

(D) Notices. Promptly upon any adjustment of the Conversion Price, the Company will give written notice thereof to the Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment. The Company will give written notice to the Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Change of Control, dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. The Company will also give written notice to the Holder at least ten (10) Business Days prior to the date on which any Change of Control, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(4) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person (including, for the avoidance of any doubt, the sale of assets of its Subsidiaries) or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement, in form and substance satisfactory to the holders representing at least a majority of the aggregate principal amount of the Bridge Notes then outstanding, to deliver to the Holder in exchange for this Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Note and satisfactory to the holders representing at least a majority of the aggregate principal amount of the Bridge Notes then outstanding. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders representing at least a majority of the aggregate principal amount of the Bridge Notes then outstanding) to ensure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of this Note (without regard to any limitations or restrictions on conversion) such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock that would have been acquirable and receivable upon the conversion of this Note as of the date of such Organic Change (without taking into account any limitations or restrictions on the conversion of this Note).

(5) Surrender of Note. Notwithstanding anything to the contrary set forth in this Note, upon any redemption of the Principal of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being repaid and the related Interest Amount and all other obligations payable under this Note (including any other amounts due under this Note) have been paid in full. The Register (as defined in Section 17 hereof) shall show the principal amount redeemed and the date(s) of such redemptions, so as not to require physical surrender of this Note upon each such redemption. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following redemption of any portion of this Note, the Principal may be less than the principal amount stated on the face hereof.

(6) Limitation on Conversion. Notwithstanding anything to the contrary set forth in this Note, the Company shall not effect any conversion of this Note and the Holder shall not have the right to convert Principal or any Interest Amount in excess of that portion of the principal or any Interest Amount that, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the total outstanding shares of Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the shares of Common Stock issuable upon conversion of this Note, with respect to which the determination of such proviso is being made, but shall exclude the shares of Common Stock that would be issuable upon (i) conversion of the remaining, unconverted Principal and any Interest Amount with respect thereto beneficially owned by the Holder and its affiliates and (ii) exercise, conversion or exchange of the unexercised, unconverted or unexchanged portion of any other securities of the Company (including any warrants or convertible preferred stock) subject to a limitation on conversion, exercise or exchange analogous to the limitation contained herein beneficially owned by the Holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of this Section 6, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent quarterly report on Form 10-Q, or annual report on Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the transfer agent for the Common Stock setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall promptly, but in no event later than three (3) Business Days following the receipt of such request, confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion, exercise or exchange of securities of the

Company, including the Bridge Notes, by the Holder and its affiliates since the date as of which the number of outstanding shares of Common Stock was reported. For purposes of determining the maximum number of shares of Common Stock that the Company may issue to the Holder pursuant to this Section 6 upon conversion of this Note on a particular Conversion Date, the Holder's delivery of a Conversion Notice with respect to such conversion shall constitute a representation (on which the Company may rely without investigation) by the Holder that, upon the issuance of the shares of Common Stock to be issued to it on such Conversion Date, the shares of Common Stock beneficially owned by the Holder and its affiliates shall not exceed 4.99% of the total outstanding shares of Common Stock immediately after giving effect to such conversion, as determined in accordance with this Section 6.

(7) Interest.  Interest shall be payable by the Company, on each Interest Payment Date and at the Maturity Date, to the record Holder of this Note on such Interest Payment Date by wire transfer of immediately available funds. Any accrued and unpaid Interest which is not paid within three (3) Business Days of such accrued and unpaid Interest’s Interest Payment Date shall bear interest at the Default Rate from such Interest Payment Date until the same is paid in full.

(8) Reservation of Shares.

(a) Reservation. The Company shall, so long as any of the Bridge Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Bridge Notes, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of fifty percent (50%) of all of the Principal then outstanding under the Bridge Notes (together with accrued and unpaid Interest thereon) (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Bridge Notes and each increase in the number of shares of Common Stock so reserved shall be allocated pro rata among the holders of the Bridge Notes based on the principal amount of the Bridge Notes held by each holder at the time of issuance of the Bridge Notes or increase in the number of reserved shares of Common Stock, as the case may be. In the event the Holder shall sell or otherwise transfer any portion of the Holder’s Bridge Notes, each transferee shall be allocated a pro rata portion of the number of shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person that ceases to hold any Bridge Notes shall be allocated to the remaining holders of the Bridge Notes, pro rata based on the principal amount of the Bridge Notes then held by such holders.

(b) Insufficient Authorized Shares. If at any time while any of the Bridge Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Bridge Notes at least a number of shares equal to the Required Reserve Amount, then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Bridge Notes then outstanding.

(9) Voting Rights. The holders of the Bridge Notes shall have no voting rights, except as required by law and as expressly provided in this Note.

(10) Defaults and Remedies.

(a) Events of Default. An “Event of Default” means:

(i) Any default in payment of (A) any Principal on any of the Bridge Notes or (B) any Aggregate Early Redemption Amount, when and as due;

(ii) Any default in payment of any Interest Amount or any other amount due that is not included in an amount described in the immediately preceding clause (i) and that is not cured within three (3) Business Days from the date such Interest Amount or other amount was due;

(iii) Any failure by the Company, for a period of ten (10) consecutive days (after giving effect to any grace period set forth in the Securities Purchase Agreement or other Transaction Document relating to any such breach), to comply with any other provision of this Note in all material respects;

(iv) Any default in payment of at least $250,000, individually or in the aggregate, under or acceleration prior to maturity of, or any event or circumstances arising, such that any Person is entitled, or could, with the giving of notice and/or lapse of time and/or the fulfillment of any condition and/or the making of any determination, become entitled, to require repayment before its stated maturity of, or to take any step to enforce any security for, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed of at least $250,000 by the Company or any of the Subsidiaries, or for money borrowed, the repayment of at least $250,000 of which is guaranteed by the Company or any of the Subsidiaries, whether such indebtedness or guarantee now exists or shall be created hereafter;

(v) The Company or any of the Subsidiaries pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case or applies for a receiving order; (B) consents to the entry of an order for relief against it in an involuntary case or consents to any involuntary application for a receiving order; (C) consents to the appointment of a Custodian of it or any of the Subsidiaries for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; (E) admits in writing that it is generally unable to pay its debts as the same become due; or (F) takes any action for the purpose of effecting any of the foregoing;

(vi) An involuntary case or other proceeding is commenced directly against the Company or any of the Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its Indebtedness under any Bankruptcy Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other Bankruptcy Law proceeding remains undismissed and unstayed for a period of thirty (30) days, or an order of relief is entered against the Company or any of the Subsidiaries as debtor under the Bankruptcy Laws as are now or hereafter in effect;

(vii) The Company or any of the Subsidiaries that is a party thereto breaches any covenant or other term or condition of the Bridge Security Documents (after giving effect to any grace period set forth in such Bridge Security Documents relating to any such breach);

(viii) The Company or any of the Subsidiaries breaches any covenant or other term or condition of the Securities Purchase Agreement, or any other Transaction Documents (other than this Note, or any of the Bridge Security Documents or Section 5(t) or Section 6 of the Securities Purchase Agreement); provided, that in the case of a breach of a covenant or other term that is curable and would not otherwise constitute an Event of Default under any other subparagraph of this Section 10(a), such breach continues for ten (10) or more consecutive days without being cured (after giving effect to any grace period set forth in the Securities Purchase Agreement or other Transaction Document relating to any such breach);

(ix) The Company breaches, or otherwise does not comply with, any of the provisions of Section 5(t) or Section 6 of the Securities Purchase Agreement, including, the Company’s failure to deliver an Officer’s Certificate pursuant to Section 6(t)(ii) of the Securities Purchase Agreement within five (5) days of the date such Officer’s Certificate is required to be delivered pursuant to Section 6(t)(ii) thereof, or any Officer’s Certificate delivered to the Holder does not contain any of the information required to be included therein pursuant to Section 6(t)(ii) of the Securities Purchase Agreement, or any of the information contained in any Officer’s Certificate delivered to the Holder is not true, correct and complete in all material respects;

(x) The breach by the Company of the terms of any subordination agreement to which it is a party relating to the subordination of any Indebtedness to this Note;

(xi) One or more judgments, non-interlocutory orders or decrees shall be entered by a U.S. state or federal or a foreign court or administrative agency of competent jurisdiction against the Company and/or any of the Subsidiaries involving, in the aggregate, a liability as to any single or related series of transactions, incidents or conditions, of $250,000 or more, and the same shall remain unsatisfied, unvacated, unbonded or unstayed, pending appeal for a period of thirty (30) days after the entry thereof;

(xii) There shall occur a Change of Control;

(xiii) There shall occur a Financial Covenant Failure;

(xiv) Any representation, warranty, certification or statement made by the Company or any of the Subsidiaries in the Securities Purchase Agreement, this Note, the Bridge Security Documents or any other Transaction Documents or in any certificate delivered pursuant to any such Transaction Document is incorrect in any material respect when made (or deemed made);

(xv) Any Lien created by any of the Bridge Security Documents shall at any time fail to constitute a valid first priority perfected Lien on all of the Collateral purported to be secured thereby;

(xvi) Any change in the condition or affairs of the Company or the Subsidiaries (financial or otherwise) which would have a Material Adverse Effect;

(xvii) The Company fails to file, or is determined to have failed to file, in a timely manner any Periodic Report or Current Report (other than a Current Report that is required solely pursuant to Item 1.01, 1.02, 2.03, 2.04, 2.05, 2.06, 4.02(a) or 5.02(e) of Form 8-K as in effect on the Issuance Date) required to be filed with the SEC pursuant to the 1934 Act, or the Company fails to disclose the Daily Barrel Average for the calendar quarter covered by such Periodic Report (or, in the case of an Annual Report on Form 10-K, for the Company’s fourth fiscal quarter) or such Periodic Report is not true, correct and complete in all material respects;

(xviii) Any Conversion Failure; or

(xix) Any failure to timely deliver the Override Exchange Shares pursuant to Section 2(c) of the Securities Purchase Agreement.

Within two (2) Business Days after the occurrence of any Event of Default, the Company shall deliver written notice thereof to the Holder and, contemporaneously, Publicly Disclose such occurrence and the remedies available to the holders of the Bridge Notes.

(b) Remedies. If an Event of Default occurs and is continuing, the Holder may declare all of this Note, including all amounts payable hereunder (the “Acceleration Amount”), to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (v) and (vi) of Section 10(a) above, all amounts payable hereunder immediately shall become due and payable without further action or notice. In addition to any remedy the Holder may have under this Note, the Bridge Security Documents and the other Transaction Documents, such unpaid amounts shall bear interest at the Default Rate. Nothing in this Section 10 shall limit any other rights the Holder may have under this Note, the Bridge Security Documents or the other Transaction Documents.

(11) Vote to Change the Terms of the Bridge Notes. The written consent of the Company and the Holders representing at least a majority of the Aggregate Bridge Notes Principal Balance shall be required in order to affect any amendment, waiver or other modification of any of the Bridge Notes, and upon receipt of such consent, each Note shall be amended thereby; provided, however, that no change may be made to the Principal, Applicable Interest Rate or Maturity Date of any Note without the consent of the Holder thereof.

(12) Lost or Stolen Bridge Notes. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver a replacement Note of like tenor and date.

(13) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under the Securities Purchase Agreement, the Bridge Security Documents and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(14) Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Holders pursuant to the Securities Purchase Agreement and shall not be construed against any person as the drafter hereof.

(15) Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(16) Notice. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given and deemed received in accordance with Section 12(f) of the Securities Purchase Agreement.

(17) Transfer of this Note and Note Register. The Holder may assign or transfer some or all of its rights hereunder, subject to compliance with the provisions of Section 3(f) of the Securities Purchase Agreement, without the consent of the Company. The Holder shall promptly provide notice to the Company of the name and address of the assignee or transferee and the

Principal Amount of Bridge Notes assigned or transferred, as applicable. The Company shall maintain, at one of its offices in the United States, a register for the recordation of the names and addresses of each holder of the Bridge Notes, and the principal amount of the Bridge Notes owed to each such holder pursuant to the terms hereof and of the Other Bridge Notes from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Collateral Agent and the Holder shall treat each person whose name is recorded in the Register pursuant to the terms hereof as the Holder for all purposes, notwithstanding notice to the contrary. The Register shall be available for inspection by the Collateral Agent and any holder of the Bridge Notes, at any reasonable time and from time to time upon reasonable prior notice. The Bridge Notes are intended to be obligations in “registered form” for purposes of Sections 871 and 881 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, and the provision of this Note shall be interpreted consistently therewith. Notwithstanding anything to the contrary contained in this Section 17, each such assignee or transferee, upon becoming the Holder hereunder, acknowledges that it is bound by the terms and conditions of Section 5.12 of the Bridge Security Agreement and agrees to, promptly upon the request of the Collateral Agent, deliver to Collateral Agent a written Joinder to the Bridge Security Agreement and other Bridge Security Documents.

(18) Payment of Collection, Enforcement and Other Costs. Without limiting the provisions of the Securities Purchase Agreement and the other Transaction Documents, if (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding, or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements.

(19) Cancellation. After all Principal, Interest and other amounts at any time owed under this Note have been paid in full in accordance with the terms hereof, this Note shall automatically be deemed canceled and deemed surrendered to the Company for cancellation. Additionally, the Holder shall deliver the original Note to the Company, which shall be cancelled by the Company and shall not be reissued.

(20) Note Exchangeable for Different Denominations. Subject to Section 5, in the event of a redemption of less than all of the Principal pursuant to the terms hereof, the Company shall, upon the request of Holder and tender of this Note promptly cause to be issued and delivered to the Holder, a new Note of like tenor representing the remaining Principal that has not been so repaid. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes containing the same terms and conditions and representing in the aggregate the Principal, and each such new Note will represent such portion of such Principal as is designated by the Holder at the time of such surrender.

(21) Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company or any of the Subsidiaries under this Note, the Securities Purchase Agreement, the Bridge Security Documents or any other Transaction Document shall be made without any set-off, counterclaim or deduction and free and clear of and without deduction for any Indemnified Taxes; provided that if the Company or any of the Subsidiaries shall be required to deduct any Indemnified Taxes from such payments, then:

(i) The sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 21(a)), the Holder receives an amount equal to the sum it would have received had no such deductions been made;

(ii) The Company or such Subsidiary, as applicable, shall make such deductions; and

(iii) The Company or such Subsidiary shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Indemnification by the Company. The Company shall indemnify the Holder, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes imposed upon the Holder, on or with respect to any payment by or on account of any obligation of the Company or any of the Subsidiaries under any of the Bridge Notes, the Securities Purchase Agreement, the Bridge Security Documents and the other Transaction Documents (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 21) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Holder shall provide the Company reasonably prompt notification of the assessment and pay the Indemnified Taxes to the Governmental Authority promptly following receipt of indemnification therefor from the Company. A certificate of the Holder as to the amount of such payment or liability under this Section 21 shall be delivered to the Company within one (1) year of the payment of Indemnified Taxes by the Holder and shall be conclusive absent manifest error.

(c) Refunds. If the Holder receives a refund in respect of any Indemnified Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section 21, it shall, within thirty (30) days from the date of such receipt, pay over such refund to the Company (but only to the extent of additional amounts paid by the Company under this Section 21 with respect to the Indemnified Taxes giving rise to the refund), net of all reasonable out-of-pocket expenses of the Holder and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided that the Company shall, upon the request of the Holder, repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Holder in the event the Holder is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Holder to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any other person.

(d) Certificates. A Holder that is a U.S. person for U.S. federal income tax purposes will provide the Company with all clearance certificates and completed and executed

Internal Revenue Service Form W-9’s or valid substitutions thereof, or similar documents that may be required under applicable law to relieve the Company of any obligation to withhold or escrow any portion of the amounts paid under this Note, reasonably promptly following the reasonable written request therefor by the Company. On or prior to the Issuance Date, a Holder that is not a U.S. person for U.S. federal income tax purposes will provide the Company with all appropriate clearance certificates and completed and executed Internal Revenue Service Form W-8BENs, W-8ECIs and/or W-8IMYs, as applicable, or valid substitutions thereof, or similar documents that may be required under applicable law to relieve the Company of any obligation to withhold or escrow any portion of the amounts paid under this Note.

(22) Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Bridge Security Documents, the Securities Purchase Agreement and the other Transaction Documents.

(23) Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other country or jurisdiction) that would cause the application of the laws of any jurisdiction or country other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(24) Payment Set Aside. To the extent that the Company makes a payment or payments to the Holder hereunder or the Holder enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other person under any law (including any Bankruptcy Law, U.S. state or federal law, the laws of any foreign government or any political subdivision thereof, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(25) Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Note, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the words “hereof,” “herein” and words to similar effect refer to this Note in its entirety, and (d) the use of the word “including” in this Note shall be by way of example rather than limitation.

(26) Signatures. In the event that any signature to this Note or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. Notwithstanding the foregoing, the Company shall be required to deliver an originally executed Note to the Holder. At the request of any party each other party shall promptly re-execute an original form of this Note or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Note or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

SIGNATURE PAGE TO SENIOR NOTE

IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by the undersigned as of the year and date first above written.

SOUTH TEXAS OIL COMPANY, a Nevada corporation

By:

Name: Michael J. Pawelek
Title: Chief Executive Officer

APPENDIX

CERTAIN DEFINED TERMS

Capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to such terms in the Securities Purchase Agreement, dated as of September 19, 2008, pursuant to which this Note was originally issued (as such agreement may be amended, restated, supplemented or modified from time to time as provided therein, the “Securities Purchase Agreement”). For purposes of this Note, the following terms shall have the following meanings:

“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Aggregate Bridge Notes Principal Balance” means, as of any date of determination, the aggregate outstanding principal amount of all the Bridge Notes as of such date.

“Applicable Interest Rate” means the Interest Rate, or, for so long as an Event of Default shall have occurred and be continuing, the Default Rate.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law or law of any applicable foreign government or political subdivision thereof for the relief of debtors.

“Bridge Notes” means this Note and the Other Bridge Notes.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Change of Control” means (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, a majority of the combined voting power of the surviving entity or entities entitled to vote generally for the election of a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company); (ii) the sale or transfer of all or substantially all of the Company’s assets (including, for the avoidance of doubt, the sale of all or substantially all of the assets of the Subsidiaries in the aggregate); or (iii) the consummation of a purchase, tender or exchange offer made to, and accepted by, the holders of more than a majority of the outstanding Common Stock.

“Collateral Agent” has the meaning ascribed to such term in the Bridge Security Agreement.

“Company Financing Date” means the first date after the Issuance Date on which the Company and its Subsidiaries have received an aggregate of $10,000,000 or more in gross proceeds in one or more transactions following the Issuance Date from any sales or issuances of

Appendix - 1

capital stock or other equity or equity-linked securities (including debt securities with any equity component) of the Company or any of the Subsidiaries.

“Conversion Price” means, as of any Conversion Date or other date of determination, $4.00, subject to adjustment as provided herein.

“Current Report” means a current report on Form 8-K under the 1934 Act.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default Rate” means the percent per annum rate equal to the sum of (i) the Interest Rate plus (ii) 5.00 percent (i.e., 500 basis points).

“Dollars” or “$” means U.S. Dollars.

“Excluded Taxes” means, with respect to the Holder, or any other recipient of any payment made or to be made by or on account of any obligations of the Company or any of the Subsidiaries under the Bridge Notes, the Securities Purchase Agreement or any other Transaction Document, income or franchise taxes imposed on (or measured by) such recipient’s net income by any jurisdiction under which such recipient is organized or in which its principal offices are located.

“Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government.

“Indemnified Taxes” means taxes other than Excluded Taxes.

“Interest Amount” means as of any date, with respect to any of the Principal, all accrued and unpaid Interest (including any Interest at the Default Rate) on such Principal through and including such date.

“Interest Payment Date” means the first Business Day of each calendar quarter, beginning with the calendar quarter that commences on October 1, 2008 through and including the last calendar quarter that commences prior to the Maturity Date.

“Interest Rate” means twelve and one-half percent (12.50%) per annum.

“Issuance Date” means September 19, 2008.

“Maturity Date” means the earlier of (i) the date that is twelve (12) months from the Issuance Date, and (ii) the Company Financing Date.

Appendix - 2

“Other Bridge Notes” means all of the senior notes, other than this Note, that have been issued by the Company pursuant to the Securities Purchase Agreement and all notes issued in exchange or substitution therefor or replacement thereof.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a Governmental Entity or any other legal entity.

“Principal” means the outstanding principal amount of this Note as of any date of determination.

“Public Disclosure” or “Publicly Disclose” means the Company’s public dissemination of information through the filing via the Electronic Data Gathering, Analysis, and Retrieval system of the SEC of a Periodic Report or Current Report disclosing such information pursuant to the requirements of the 1934 Act.

“SEC” means the U.S. Securities and Exchange Commission, or any successor thereto.

“U.S.” means the United States of America.

“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on its Principal Market during the period beginning at 9:30 a.m. New York City time (or such other time as its Principal Market publicly announces is the official open of trading) and ending at 4:00 p.m. New York City time (or such other time as its Principal Market publicly announces is the official close of trading) as reported by Bloomberg Financial Markets (or any successor thereto) (“Bloomberg”) through its “Volume at Price” functions, or if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m. New York City time (or such other time as such over-the-counter market publicly announces is the official open of trading), and ending at 4:00 p.m. New York City time (or such other time as such over-the-counter market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 3(c)(ii)(C), as if such section were written with respect to the determination of fair market value for such security. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during any period during which the Weighted Average Price is being determined.

Appendix - 3

EXHIBIT I

SOUTH TEXAS OIL COMPANY
CONVERSION NOTICE

Reference is made to the Senior Note (the “Note”) of SOUTH TEXAS OIL COMPANY, a Nevada corporation (the “Company”), in the principal amount of $__________. In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:  _______

Principal to be redeemed on applicable Conversion Date:  _______________________________________________________

Aggregate Conversion Amount to be converted at the Conversion Price:  ___________________________________________

Principal, applicable thereto, to be converted:  ________________________________________________________________

Please confirm the following information:

Conversion Price:  _____________________________________________________________________________________

Number of shares of Common Stock to be issued:  _____________________________________________________________

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:  ___________________________________________________________________________________________

Facsimile Number:  ____________________________________________________________________________________

Authorization:
By:  _________________________________
Title:  ________________________________

Dated:  ______________________________________

DTC Participant Number and Name (if electronic book entry transfer):  ______________________________________________
Account Number (if electronic book entry transfer):  ___________________________________________________________

ACKNOWLEDGMENT
The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________ ___, 200__ from the Company and acknowledged and agreed to by [TRANSFER AGENT].

SOUTH TEXAS OIL COMPANY

By:

Name:
Title: